UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
520 Lake Cook Road, Suite 250 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Offering

On March 17, 2015, Surgical Care Affiliates, Inc. (the “Company”) issued $250 million aggregate principal amount of its 6.00% senior unsecured notes due 2023 (the “Senior Notes”) under an Indenture dated March 17, 2015 (the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and certain wholly-owned subsidiaries of the Company that are guaranteeing the Senior Notes (the “Guarantors”). The Senior Notes were sold to Goldman, Sachs & Co. and certain other initial purchasers (the “Initial Purchasers”) in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes are expected to be resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A and/or Regulation S under the Securities Act. The net proceeds received by the Company from the sale of the Senior Notes was $245,625,000 after deducting the Initial Purchasers’ discount. The Company used the net proceeds from the sale of the Senior Notes, together with approximately $381 million of the aggregate of $450 million in principal amount of borrowings under the Company’s new senior secured credit facilities, described below (together with the issuance of the Senior Notes, the “Refinancing Transactions”), to repay all of the outstanding indebtedness (including accrued interest and fees) under the Company’s existing credit facilities. The remaining approximately $69 million of net proceeds from the Refinancing Transactions will be used to pay the transaction costs associated with the Refinancing Transactions and for general corporate purposes.

The Senior Notes are general unsecured obligations of the Company and are guaranteed by the Guarantors and any subsequently acquired wholly-owned subsidiaries that guarantee certain of the Company’s indebtedness, subject to certain exceptions. The Senior Notes are pari passu in right of payment with all of the existing and future senior debt of the Company, including the Company’s indebtedness under the new senior secured credit facilities, and senior to all existing and future subordinated debt of the Company.

Interest on the Senior Notes accrues at the rate of 6.00% per annum and is payable semi-annually in arrears on April 1 and October 1, beginning on October 1, 2015. The Senior Notes mature on April 1, 2023.

At any time prior to April 1, 2018, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of 106.00% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, using the net cash proceeds of one or more equity offerings, subject to certain conditions set forth in the Indenture. Prior to April 1, 2018, the Company may also redeem the Senior Notes in whole or in part at a redemption price equal to the principal amount of Senior Notes to be redeemed, plus the applicable make-whole premium as of, plus accrued and unpaid interest, if any, to, the date of redemption.

At any time from and after April 1, 2018, the Company may redeem the Senior Notes in whole or in part. In the event of such a redemption, the Company would pay, in addition to any accrued and unpaid interest to the redemption date, a redemption price expressed as a percentage of the aggregate principal amount of Senior Notes redeemed and pursuant to a schedule based on the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2018	104.50%
2019	103.00%
2020	101.50%
2021 and thereafter	100.00%

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes. Upon the occurrence of a change in control of the Company (as defined in the Indenture), each holder of the Senior Notes may require the Company to repurchase all or a portion of the Senior Notes in cash at a price equal to 101% of the aggregate principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of purchase.

The Indenture, among other things, limits the Company’s and its restricted subsidiaries’ (as defined in the Indenture) ability to (1) borrow money or sell preferred stock; (2) create liens; (3) pay dividends on or redeem or repurchase stock; (4) make certain types of investments; (5) sell stock in the Company’s restricted subsidiaries; (6) restrict dividends or other payments from subsidiaries; (7) enter into transactions with affiliates; (8) issue guarantees of debt; and (9) sell assets or merge with other companies. These covenants are subject to a number of customary exceptions. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), including nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 30% in principal amount of the then outstanding Senior Notes may declare all of the Senior Notes to be due and payable immediately.

The offering and sale of the Senior Notes were not registered under the Securities Act, and the Senior Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from the registration requirements.

The foregoing summary of the Senior Notes and the Indenture are subject to, and qualified in their entirety by, the full text of the Senior Notes and the Indenture, which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

New Senior Secured Credit Facilities

On March 17, 2015, the Company entered into a $700 million credit agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders party thereto. The New Credit Agreement, subject to the terms and conditions set forth therein, provides for a seven-year, $450 million term loan credit facility (the “New Term Loan Facility”) and a five-year, $250 million revolving credit facility, which includes a sublimit of $50 million for letters of credit and a $25 million swingline facility (the “New Revolving Loan Facility,” and together with the New Term Loan Facility, collectively, the “New Credit Facilities”). The New Credit Agreement also includes an accordion feature that, subject to the satisfaction of certain conditions, will allow the Company to add one or more incremental term loan facilities to the New Term Loan Facility and/or increase the revolving commitments under the New Revolving Loan Facility (such additional facilities and commitments being referred to as the “Incremental Facilities”), in each case based on leverage ratios and minimum dollar amounts, as more particularly set forth in the New Credit Agreement.

The New Credit Facilities replaced the Company’s Credit Agreement, dated as of June 29, 2007 (as amended and restated and further amended, the “2007 Credit Agreement”), among the Company, Surgical Care Affiliates, LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders party thereto.

Borrowings under the New Credit Agreement bear interest, at the Company’s election, either at (1) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the United States federal funds rate plus 0.50% and (c) a LIBOR rate plus 1.00% (provided that, with respect to the New Term Loan Facility, in no event will the base rate be deemed to be less than 2.00%) (the “Base Rate”) or (2) an adjusted LIBOR rate (provided that, with respect to the New Term Loan Facility, in no event will the adjusted LIBOR rate be deemed to be less than 1.00%) (the “LIBOR Rate”), plus in either case an applicable margin. The applicable margin for borrowings under the New Term Loan Facility is 2.25% for Base Rate loans and 3.25% for LIBOR Rate loans. The applicable margin for any borrowings under the New Revolving Loan Facility depends on the Company’s senior secured leverage ratio and varies from 0.75% to 1.25% for Base Rate loans and from 1.75% to 2.25% for LIBOR Rate loans.

The Company also pays a commitment fee of either 0.375% or 0.500% per annum, depending on the Company’s senior secured leverage ratio, on the actual daily unused portion of the New Revolving Loan Facility. Letter of credit fees are payable in respect of outstanding letters of credit at a rate per annum equal to the applicable margin for LIBOR Rate loans under the New Revolving Loan Facility.

Interest on Base Rate loans is payable at the end of each calendar quarter. Interest on LIBOR Rate loans is payable at the end of each interest rate period and at the end of each three-month interval within an interest rate period if the interest period is longer than three months.

The New Revolving Loan Facility matures, the commitments thereunder terminate, and all amounts then outstanding thereunder are payable on March 17, 2020.

Quarterly principal payments on the loans under the New Term Loan Facility are payable in equal installments in an amount equal to 0.25% of the aggregate initial principal amount of the loans made under the New Term Loan Facility. The loans made under the New Term Loan Facility mature and all amounts then outstanding thereunder are payable on March 17, 2022.

The borrowings under the New Credit Facilities are prepayable without premium or penalty (other than customary breakage costs and other than, in certain circumstances, prepayments made on the New Term Loan Facility within six months of the closing date of the New Credit Facilities). The New Credit Agreement requires the Company to repay certain amounts outstanding thereunder with (1) a percentage of the net cash proceeds of certain asset sales or other dispositions (including as a result of casualty or condemnation) that exceed certain thresholds, which percentage is based upon the Company’s senior secured leverage ratio during the relevant fiscal period, to the extent such proceeds are not reinvested or committed to be reinvested in the business in accordance with customary reinvestment provisions, (2) net cash proceeds of the incurrence of certain indebtedness and (3) a percentage of excess cash flow, which percentage is based upon the Company’s senior secured leverage ratio during the relevant fiscal period.

Borrowings under the New Credit Facilities are secured by substantially all of the assets of the Company and the Guarantors pursuant to a pledge and security agreement dated as of March 17, 2015, among the Company, the Guarantors and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Security Agreement”), and are guaranteed by the Guarantors pursuant to a guaranty agreement among the Company, the Guarantors and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Guaranty”).

The New Credit Facilities contain certain affirmative and negative covenants, including negative covenants that limit or restrict, among other things, dividends, indebtedness, mergers and fundamental changes, asset sales, investments and acquisitions, liens and encumbrances, transactions with affiliates, burdensome agreements, changes in fiscal year and other matters customarily restricted in such agreements. In the event that amounts outstanding under the New Revolving Loan Facility (inclusive of letter of credit obligations) exceed $15 million, the Company must maintain a maximum total leverage ratio at the level set forth in the New Credit Agreement.

If an event of default shall occur and be continuing under the New Credit Facilities, the commitments under the New Credit Facilities may be terminated and the principal amounts outstanding under the New Credit Facilities, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing summary of the New Credit Facilities is subject to, and qualified in its entirety by, the full text of the Credit Agreement, the Security Agreement and the Guaranty, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Refinancing Transactions on March 17, 2015, the Company terminated the 2007 Credit Agreement and repaid all outstanding loans and other obligations thereunder in full.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of March 17, 2015, among Surgical Care Affiliates, Inc., the subsidiary guarantors listed therein and The Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	Form of 6.00% Rule 144A Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3	Form of 6.00% Regulation S Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Credit Agreement dated as of March 17, 2015, among Surgical Care Affiliates, Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the lenders.

10.2	Pledge and Security Agreement dated as of March 17, 2015, among Surgical Care Affiliates, Inc. certain subsidiaries of Surgical Care Affiliates, Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Guaranty dated as of March 17, 2015, among Surgical Care Affiliates, Inc., certain subsidiaries of Surgical Care Affiliates, Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: March 17, 2015	By:	/s/ Richard L. Sharff, Jr.
		Name:	Richard L. Sharff, Jr.
		Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of March 17, 2015, among Surgical Care Affiliates, Inc., the subsidiary guarantors listed therein and The Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	Form of 6.00% Rule 144A Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3	Form of 6.00% Regulation S Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Credit Agreement dated as of March 17, 2015, among Surgical Care Affiliates, Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the lenders.

10.2	Pledge and Security Agreement dated as of March 17, 2015, among Surgical Care Affiliates, Inc. certain subsidiaries of Surgical Care Affiliates, Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Guaranty dated as of March 17, 2015, among Surgical Care Affiliates, Inc., certain subsidiaries of Surgical Care Affiliates, Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent.